SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, Nicholas Limited Edition, Inc., a corporation organized and existing under the laws of the State of Maryland, has duly caused this Registration Statement to be signed on its behalf by the undersigned on the 15th day of March, 1987.


                                   NICHOLAS LIMITED EDITION, INC.



                                   By: /s/ Albert O. Nicholas
                                      -----------------------
                                       Albert   O.  Nicholas, President,
                                       Treasurer and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, this Registration Statement has been signed below by the
following  persons  in  the  capacity  indicated  on  the   dates
indicated.

      KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below constitutes and appoints Albert O. Nicholas and Thomas J. Saeger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Signature          Title               Date
              ---------          -----               ----

/s/ Albert O. Nicholas   President, Chief       March 15, 1987
----------------------   Executive  Officer
Albert O. Nicholas       Treasurer  and
                         Director

/s/ Thomas J. Saeger     Vice President,        March 15, 1987
----------------------   Secretary,      Chief
Thomas J. Saeger         Financial    Officer,
                         and  Chief Accounting
                         Officer

/s/ Melvin L. Schultz    Director               March 15, 1987
----------------------
Melvin L. Schultz